Certification of the Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350



     Solely for the purposes of complying with 18 U.S.C. section 1350, I, the undersigned Vice President of Finance and Chief Financial Officer of Gehl Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 29, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                           /s/ Kenneth P. Hahn
Date:  May 9, 2003                         -----------------------------------
                                           Kenneth P. Hahn
                                           Vice President of Finance
                                           and Chief Financial Officer



     A signed original of this written statement required by Section 1350 has been provided to Gehl Company and will be retained by Gehl Company and furnished to the Securities and Exchange Commission or its staff upon request.